Exhibit 10.88
CONSENT AND FOURTEENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT
          THIS CONSENT AND FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 3, 2005, by and among Lenders, WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”) and MIDWAY HOME ENTERTAINMENT INC., a Delaware corporation (“Midway”), MIDWAY AMUSEMENT GAMES, LLC, a Delaware limited liability company (“MAG”; Midway and MAG are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), MIDWAY GAMES INC., a Delaware corporation (“Parent”), MIDWAY GAMES WEST INC., a California corporation (“MGW”), MIDWAY INTERACTIVE INC., a Delaware corporation (“MI”), MIDWAY SALES COMPANY, LLC, a Delaware limited liability company (“MSC”), MIDWAY HOME STUDIOS INC., a Delaware corporation (“MHS”), SURREAL SOFTWARE INC., a Washington corporation (“Surreal”), MIDWAY STUDIOS – AUSTIN INC., a Texas corporation (“MSA”), MIDWAY STUDIOS – LOS ANGELES INC., a California corporation (“MSLA”; Parent, MGW, MI, MSC, MHS, Surreal, MSA and MSLA, are referred to hereinafter each individually as a “U.S. Credit Party” and individually and collectively, jointly and severally, as the “U.S. Credit Parties”).
          WHEREAS, Borrowers, U.S. Credit Parties, Agent, and Lenders are parties to that certain Loan and Security Agreement dated as of March 3, 2004 (as amended, modified or supplemented from time to time, the “Loan Agreement”);
          WHEREAS, Borrowers have advised Agent and Lenders that Parent desires to acquire all of the equity of The Pitbull Syndicate Limited, an English limited company (“Pitbull”), pursuant to the terms of an Agreement (the “Acquisition Agreement”), among Parent and the shareholders of Pitbull in substantially the form of the draft agreement delivered to Agent dated September 30, 2005 (the “Pitbull Acquisition”);
          WHEREAS, Borrowers and U.S. Credit Parties desire for Agent and Required Lenders to consent to the Pitbull Acquisition as set forth herein; and
          WHEREAS, Borrowers, U.S. Credit Parties, Agent and Lenders have agreed to amend the Loan Agreement in certain respects, subject to the terms and conditions contained herein.
          NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
          2. Consent. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby consent to the Pitbull Acquisition in accordance with the terms of the Acquisition Agreement; provided that (i) the closing of the Pitbull Acquisition is completed within five (5) days of the date hereof and (ii) the net amount of Investments in Pitbull shall not at any time exceed the applicable amounts set forth in the definition of Permitted Investment in Section 1.1 of the Loan Agreement. This is a limited consent and shall not be deemed to constitute a waiver of, or consent to, any other future breach of the Loan Agreement (as amended by this Amendment).
          3. Amendment to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended as follows:
          (a) The definition of “Bankruptcy Code” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “Bankruptcy Code” means title 11 of the United States Code, as applicable, and as in effect from time to time, and, in respect of UK Company and Pitbull, UK Insolvency Laws, in respect of German Company, German Insolvency Laws, in respect of Japan Company, Japan Insolvency Laws and in respect of Australia Companies, Australian Insolvency Laws.
          (b) The definition of “Loan Document” in Section 1.1 of the Loan Agreement is amended by replacing the words “a Company, UK Company, German Company Japan Company or an Australian Company” with “a Company or a Foreign Company”.
          (c) The definition of “Permitted Investment” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “Permitted Investments” means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to a Company effected in the ordinary course of business or owing to a Company as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Company, (e) acquisition of Stock of a Target in connection with a Permitted Acquisition, (f) capital contribution (not to exceed $1,000 in cash plus common stock of Parent sufficient to pay purchase price of the applicable Permitted Acquisition) to a wholly owned Subsidiary of Midway formed to acquire the Stock of a Target (so long as such wholly owned Subsidiary is merged into such Target upon consummation of such Permitted Acquisition), (g) loans among the Companies, (h) Investments in UK Company so long as the net additional amount of such Investments made from and after the date hereof does not exceed $3,350,000 at any time during the period from the Closing Date through March 31, 2005, or $750,000 at any time thereafter, (i) Investments in German Company so long as the net additional amount of such Investments made does not exceed $2,500,000 at any time, (j) Investments in Japan Company so long as the net additional amount of such Investments made does not exceed $500,000 in any fiscal year, (k) Investments in

Australia Companies equal to the purchase consideration for the Australia Transactions plus additional Investments so long as the net additional amount of such additional Investments made does not exceed (i) an amount equal to $1,500,000 plus the ordinary course expenses of the Australia Companies at any time prior to December 31, 2005 and (ii) an amount equal to the ordinary course expenses of the Australia Companies at any time on or after December 31, 2005, (l) Investments in Pitbull so long as the net amount of such Investments made does not exceed (i) an amount equal to $1,500,000 plus the ordinary course expenses of Pitbull at any time prior to December 31, 2005 and (ii) an amount equal to the ordinary course expenses of Pitbull at any time on or after December 31, 2005 and (m) Investments in the Investment Account.
          (d) The following definitions are added to Section 1.1 of the Loan Agreement, each in their appropriate alphabetical order:
     “Foreign Companies” means collectively, the Australia Companies, UK Company, German Company, Japan Company and Pitbull.
     “Pitbull” means The Pitbull Syndicate Limited, an English limited liability private company, registered with company number 3292274
          (e) The preface to Article 7 of the Loan Agreement is hereby amended and restated as follows:
     Each Company covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Companies will not, and will not permit any Foreign Company to, do any of the following:
          (f) Section 7.1(d) of the Loan Agreement shall be amended as follows:
     (i) The reference in clause (i) to “UK Company’s, German Company’s, Japan Company’s, Australia Companies” shall be replaced with “any Foreign Company’s”;
     (ii) Both references in clause (ii) to “UK Company, German Company, Japan Company, Australia Companies” shall be replaced with “Foreign Companies”; and
     (iii) The reference in clause (iii) to “UK Company, German Company, Japan Company, Australia Companies” shall be replaced with “the applicable Foreign Company”.
          (g) Section 7.4 of the Loan Agreement shall be amended by replacing the reference to “UK Company, German Company, Japan Company, Australia Companies” with “any Foreign Company”.
          (h) Section 7.5 of the Loan Agreement shall be amended and restated as follows:

     Change any Foreign Company’s name or any Company’s name, FEIN, organizational identification number, state or nation of organization, or organizational identity; provided, however, that (a) a Company (other than German Company) may change its name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Company provides any financing statements necessary to perfect and continue perfected Agent’s Liens and (b) German Company may change its name upon prior written notice by Administrative Borrower to Agent of such change.
          (i) Section 7.10 of the Loan Agreement shall be amended by replacing the reference to “UK Company, German Company, Japan Company, Australia Companies” with “a Foreign Company” and replacing the reference to “UK Company’s, German Company’s, Japan Company’s, Australia Companies’” and “any Foreign Company’s”.
          (j) Section 7.11 of the Loan Agreement shall be amended by replacing both references to “UK Company’s, German Company’s, Japan Company’s, Australia Companies’” with “ Foreign Companies’” .
          (k) Section 7.13 of the Loan Agreement shall be amended by replacing all references to “UK Company, German Company, Japan Company, Australia Companies” with “any Foreign Company”.
          4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.
          5. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:
          (a) Each party hereto shall have executed and delivered this Amendment to Agent;
          (b) Companies shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;
          (c) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and
          (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

          6. Additional Event of Default. An Event of Default shall exist if Borrowers fail to deliver to Agent a perfected pledge of the equity interests of Pitbull, effective under United Kingdom law, within 60 days of the date hereof, in form and substance satisfactory to Agent.
          7. Miscellaneous.
          (a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each Company hereby warrants to Agent, as of the date hereof, that the representations and warranties of Companies contained in the Loan Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).
          (b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
          (c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.
          (d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
          8. Release.
          (a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
          (b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
          (c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

MIDWAY HOME ENTERTAINMENT INC.,
a Delaware corporation

MIDWAY AMUSEMENT GAMES, LLC,
a Delaware limited liability company

MIDWAY GAMES INC.,
a Delaware corporation

MIDWAY GAMES WEST INC.,
a California corporation

MIDWAY INTERACTIVE INC.,
a Delaware corporation

MIDWAY SALES COMPANY, LLC,
a Delaware limited liability company

MIDWAY HOME STUDIOS INC.,
a Delaware corporation

SURREAL SOFTWARE INC.,
a Washington corporation

MIDWAY STUDIOS — AUSTIN INC.,
a Texas corporation

MIDWAY STUDIOS — LOS ANGELES INC.,
a California corporation

Each By	/s/ Thomas E. Powell

Title	EVP-Finance, CFO

Signature page to Consent and Fourteenth Amendment to Loan and Security Agreement

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent, as UK Security Trustee and as a Lender

By	John Leonard

Title Vice President

Signature page to Consent and Fourteenth Amendment to Loan and Security Agreement